                                                                     Exhibit(e)
                          Certification under Rule 466


                  The depositary, JPMorgan Chase Bank, represents and certifies the following:

                  (1) That it previously had filed a registration statement on Form F-6 (Shire Pharmaceuticals Group plc 333-8414) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

                  (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                      JPMORGAN CHASE BANK, as Depositary




                                      By /s/Joseph M. Leinhauser
                                         -----------------------
                                      Name:  Joseph M. Leinhauser
                                      Title: Vice President